UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2016
Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	214-441-8500
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2016, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with terms beginning on January 1, 2017. Three member directors and two independent directors were elected to serve on the Bank's Board of Directors. By order of the Federal Housing Finance Agency ("Finance Agency"), the total number of the Bank's independent directorships was increased from 7 to 8 beginning in 2017. To that end, the order designated that two independent directorships would be filled in the 2016 election, the results of which are provided in this report. As a result of these determinations, the size of the Bank's Board of Directors will increase from 16 directors to 17 directors beginning January 1, 2017 and will be comprised of 9 member directors and 8 independent directors. Currently, the Bank's Board of Directors is comprised of 9 member directors and 7 independent directors.

The director election process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2016 (the "2015 10-K").

Joseph F. Quinlan, Jr. was re-elected as a member director representing the state of Louisiana. Mr. Quinlan serves as Chairman of First National Bankers Bank in Baton Rouge, Louisiana. Mr. Quinlan has served as a director of the Bank since 2008 and as Chairman of the Bank's Board of Directors since January 1, 2015. Mr. Quinlan currently serves on the Board of Directors' Executive and Governance Committee (for which he serves as Chairman); Audit Committee; Risk Management Committee; Compensation and Human Resources Committee; Strategic Planning, Operations and Technology Committee; Government and External Affairs Committee; and Affordable Housing and Economic Development Committee.

Tim H. Carter and W. Wesley Hoskins were re-elected as member directors representing the state of Texas. Mr. Carter serves as Regional President, North Texas Region for Southside Bank in Fort Worth, Texas and has served as a director of the Bank since 2013. Mr. Carter currently serves on the Board of Directors' Strategic Planning, Operations and Technology Committee (for which he serves as Vice Chairman) and Audit Committee. Mr. Hoskins serves as Chairman, President and Chief Executive Officer of First Community Bank in Corpus Christi, Texas and has served as a director of the Bank since 2013. Currently, Mr. Hoskins serves on the Board of Directors' Government and External Affairs Committee (for which he serves as Vice Chairman) and Strategic Planning, Operations and Technology Committee.

Messrs. Quinlan, Carter and Hoskins were each elected to serve a four-year term.

Margo S. Scholin was re-elected as an independent director to serve a three-year term. Ms. Scholin is a retired partner of the law firm of Baker Botts L.L.P. in Houston, Texas. Ms. Scholin joined Baker Botts L.L.P. in 1983 and was a partner from 1991 until her retirement in 2010. She has served as a director of the Bank since 2007. Ms. Scholin currently serves on the Board of Directors' Strategic Planning, Operations and Technology Committee (for which she serves as Chairman), Audit Committee, and Executive and Governance Committee.

Finally, Cheryl D. Alston was elected as an independent director to serve a four-year term. Since 2004, Ms. Alston has served as Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, a $3.2 billion pension plan for the city's civilian employees. In that role, she is responsible for strategy development, finance, operations and investments.

At the time of filing this report, the committees of the Bank's Board of Directors to which Ms. Alston will be named have not been determined, nor has it been determined whether Mr. Quinlan, Mr. Carter, Mr. Hoskins and Ms. Scholin will continue to serve on the same committees in 2017.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2015 10-K.

Since January 1, 2015, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 8, 2016, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2017.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2017, there were 2 nominees for one member directorship representing the state of Louisiana and 11 nominees for two member directorships representing the state of Texas. There were no open member directorships for the states of Arkansas, Mississippi or New Mexico. For the two independent directorships commencing on January 1, 2017, there were 2 nominees. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

There were 132 member institutions in Louisiana that were eligible to cast a total of 430,045 votes for the one member directorship representing that state, of which 48 institutions cast a total of 193,189 votes. Joseph F. Quinlan, Jr. was elected to serve as a member director representing the state of Louisiana. The results of the election for the state of Louisiana were as follows:

Nominee	Member Institution	Number of Votes Received

Joseph F. Quinlan, Jr.	First National Bankers Bank	179,950
Chairman	Baton Rouge, LA

Casey G. Kucera	Jefferson Financial Credit Union	13,239
Vice President of Finance	Metairie, LA

There were 482 member institutions in Texas that were eligible to vote for the two member directorships representing that state, of which 167 institutions cast a total of 2,112,459 votes. Tim H. Carter and W. Wesley Hoskins were elected to serve as member directors representing the state of Texas. The results of the election for the state of Texas were as follows:

Nominee	Member Institution	Number of Votes Received

W. Wesley Hoskins	First Community Bank	579,272
Chairman, President and Chief Executive Officer	Corpus Christi, TX

Tim H. Carter	Southside Bank	445,761
Regional President, North Texas Region	Fort Worth, TX

J. Mays Davenport	LegacyTexas Bank	208,262
EVP and Chief Financial Officer	Plano, TX

Dean O. Bass	Spirit of Texas Bank, SSB	183,817
Chairman and Chief Executive Officer	College Station, TX

David Bleazard	First Service Credit Union	144,525
President and Chief Executive Officer	Houston, TX

Randall Dixon	Energy Capital Credit Union	129,312
President and Chief Executive Officer	Houston, TX

Wade Donnell	National Bank of Texas at Fort Worth	127,833
President and Chief Executive Officer	Fort Worth, TX

Tom E. Turner	The First Star Bank	113,723
Chairman and Chief Executive Officer	Abernathy, TX

John L. Holt, Jr.	NexBank, SSB	84,676
President and Chief Executive Officer	Dallas, TX

Roger Sebesta	Wallis State Bank	47,653
EVP and Chief Financial Officer	Wallis, TX

S. David Deanda	Lone Star National Bank	47,625
President	McAllen, TX

There were 837 member institutions in the Bank's five-state district that were eligible to cast a total of 4,026,005 votes for each of the two independent directorships, of which 187 institutions cast a total of 1,093,026 votes for Cheryl D. Alston and 193 institutions cast a total of 1,011,962 votes for Margo S. Scholin. Each nominee received more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which they were nominated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 14, 2016	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer

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